UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DARDEN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Set forth on the following page are talking points intended to be used on an as-needed basis with employees of Darden Restaurants, Inc. (the “Company”) regarding the Company’s 2014 Annual Meeting of Shareholders.

Recommendations by Proxy Advisory Firms

Institutional Shareholder Services (ISS), Glass Lewis and Egan-Jones are proxy advisory firms that provide research and voting recommendations to their clients, which include institutional investors, pension funds and money managers.  While these recommendations can be influential, they are not outcome determinative.  Each investor makes its own decision on how to vote; the advisory firm recommendations are a tool used in reaching the decision.

As you may have heard, ISS and Glass Lewis have recommended support for Starboard’s slate of director nominees.  We do not agree with these recommendations and have issued public statements accordingly.

In addition, we have heard from many Darden shareholders who, like us, do not support giving complete control of the Darden Board to Starboard and its nominees.  We are continuing to communicate with all of Darden’s shareholders, in person or in writing, about the benefits of Darden’s slate of director nominees and the importance of voting on Darden’s BLUE proxy card.

Communicating with Shareholders

Over the last months, Darden has been speaking with shareholders in a number of ways regarding the upcoming Annual Meeting.  In addition to mailings to shareholders, our proxy solicitor, Innisfree, is conducting a phone campaign to ensure that shareholders have received materials and to encourage them to cast their vote on the BLUE proxy card.

In addition, members of Darden’s Board, our new director nominees, and members of Darden’s management leadership team are having in-person meetings and conference calls with shareholders to be sure they understand the positive improvements we are making across the Company as part of our efforts to drive value for our shareholders, employees and guests.

How to Cast a Vote for Darden’s Slate

For any company, the proxy voting process can be complicated and confusing.  There are a variety of ways that individuals can own shares in Darden, and consequently, there are a number of ways that proxy related voting materials will be received.  The best advice to give employees seeking help with the voting process is to have them call the team at Innisfree, our proxy solicitor.  The Innisfree number is 877-825-8631.